# Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MACRO INFLATION DEPOSITOR, LLC", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 2007, AT 11:13 O'CLOCK A.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4463554 8100

AUTHENTICATION: 6188860

071255222

DATE: 11-27-07

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:13 AM 11/27/2007
FILED 11:13 AM 11/27/2007
SRV 071255222 - 4463554 FILE

# CERTIFICATE OF FORMATION

# OF

# MACRO INFLATION DEPOSITOR, LLC

1. The name of the limited liability company is MACRO Inflation Depositor, LLC (the "Company").

2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of MACRO Inflation Depositor, LLC this 27th day of November, 2007.

By: [signature]
Name: Mary E. Keogh
Title: Authorized Person